UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155

(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrants Certifying Accountant

As a result of a competitive request for proposal, the Audit Committee of the Board of Directors of Alamo Group Inc. (Company) decided on January 16, 2009 to change the Company’s independent registered public accounting firm from Ernst & Young LLP (Ernst & Young) to KPMG LLP (KPMG).  Ernst & Young will be engaged as the Company’s independent registered public accounting firm through the fiscal year ending December 31, 2008 and completion of its audit of the Company’s annual financial statements for that year.  KPMG will be the Company’s independent registered public accounting firm and will audit the Company’s financial statements for the year ending December 31, 2009, subject to shareholder approval at the Company’s 2009 annual shareholders’ meeting.

The reports of Ernst & Young on the financial statements of the Company for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2007 and 2006 and any subsequent interim period through the date of this filing, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of such disagreements in connection with their reports on the financial statements for such years and interim periods.  Further, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K during the Company’s two most recent fiscal years or any subsequent interim period preceding the date of this filing.

During the fiscal years ended December 31, 2007 and 2006 and through the date of this Form 8-K, neither the Company, nor anyone acting on their behalf, consulted with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matters that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event  (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Ernst & Young with a copy of the foregoing disclosures on this Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.  The Company has received the requested letter from Ernst &Young, and a copy of Ernst &Young’s letter is filed as Exhibit 16.1 to this Form 8-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2009	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from E&Y